UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 26, 2018

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 East Hillsdale Boulevard

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On July 31, 2018, Qualys, Inc. (“Qualys” or the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2018. In the press release, Qualys also announced that it will hold a conference call on July 31, 2018, to discuss its financial results for the quarter ended June 30, 2018. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation of Director

On July 26, 2018, Donald R. Dixon stepped down as a member of the Board of Directors (the “Board”) of Qualys. Mr. Dixon served as a member of the Board since 2000. Mr. Dixon’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On July 26, 2018, the Board appointed Jason Ream to serve on the Board as a Class II director. Mr. Ream will serve on the Board until the Company’s 2020 annual meeting of stockholders or until his successor is duly elected and qualified. There are no arrangements or understandings between Mr. Ream and any other persons pursuant to which he was elected to serve on the Board. At this time, the Board has not appointed Mr. Ream to any committee of the Board.

Mr. Ream, age 46, has served as chief financial officer of Mitratech Holdings, Inc., a provider of legal and compliance software solutions, since June 2018. Previously, Mr. Ream served as chief financial officer of Relativity ODA, LLC, a provider of e-discovery software solutions, from April 2016 to March 2018. Mr. Ream also held various positions at SolarWinds, Inc., a provider of IT infrastructure management software, from April 2009 to April 2016, including executive vice president and chief financial officer from October 2013 to April 2016, vice president of growth strategy from October 2012 to October 2013, and vice president, tools from December 2011 to October 2012. Prior to joining SolarWinds, Mr. Ream worked for J.P. Morgan as an executive director in investment banking from July 2006 to January 2009. From July 1999 to July 2006, he held various roles in investment banking at UBS, Piper Jaffray, and Credit Suisse First Boston. Mr. Ream holds an A.B. in mathematics from Amherst College.

Mr. Ream is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Mr. Ream will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed on August 10, 2012 as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-182027). In addition, Mr. Ream will be compensated for his service on the Board in accordance with the Company’s standard compensation policy for non-employee directors.

Appointment of Principal Accounting Officer

On July 26, 2018, the Board appointed Sheila Cheung, the Company’s Vice President, Finance, Corporate Controller, to serve as principal accounting officer. Melissa Fisher, the Company’s Chief Financial Officer, ceased serving in the capacity of principal accounting officer upon Ms. Cheung’s appointment, but continues to serve the Company in the capacity of Chief Financial Officer.

Ms. Cheung, age 50, has served as the Company’s Vice President, Finance, Corporate Controller since April 2018. Ms. Cheung joined Qualys from Calix, Inc., a broadband telecommunications company, where she served as principal accounting officer, vice president finance and accounting from February 2016 to April 2018. Ms. Cheung previously served as an independent finance consultant for various public companies from May 2015 to January 2016. From 2012 to April 2015, Ms. Cheung served as Vice President, Corporate Controller of Risk Management Solutions, and from 2010 to 2011, she served as Vice President Finance of Dionex Corporation. Ms. Cheung holds a B.A. in Economics from the University of California, Los Angeles, received a Certified Director certification from the UCLA Anderson Graduate School of Management and is a certified public accountant in the State of California.

Under the terms of her employment offer letter (the “Offer Letter”), Ms. Cheung will receive an annual base salary of $250,000 per year. Ms. Cheung is also eligible to participate in the Company’s corporate bonus plan, with an initial performance-based target of up to 30% of base salary.

On April 26, 2018, the Board granted Ms. Cheung an equity grant of restricted stock units with respect to 7,867 shares of common stock (the “RSU Award”). The RSU Award is subject to the terms and conditions of the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) and form of restricted stock unit award agreement thereunder. The RSU Award will vest over an approximately 4-year period, with twenty five percent (25%) of the RSUs vesting on May 1, 2019, and the balance of the RSUs vesting quarterly thereafter, subject to continued service through each vesting date.

The Offer Letter provides that if, within 12 months following a “change in control” (as defined in the 2012 Plan) Ms. Cheung’s employment is terminated by Qualys other than for “cause” (as defined in the restricted stock unit award agreement), death, or disability or she resigns for “good reason” (as defined in the restricted stock unit award agreement), then, in each case, 50% of the then-unvested shares subject to the RSU Award shall accelerate.

The foregoing summary of Ms. Cheung’s compensation is qualified in its entirety by reference to the text of her Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Ms. Cheung is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Ms. Cheung will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed on August 10, 2012 as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-182027).

Resignation of Officer

On July 31, 2018, Amer Deeba, the Company’s Chief Commercial Officer, resigned from his position with the Company, effective August 2, 2018.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, between Qualys, Inc. and Sheila Cheung, dated March 8, 2018

99.1	Press release issued by Qualys, Inc. dated July 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot
Chairman, President and Chief Executive Officer

Date: July 31, 2018